SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2004

GenCorp Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-01520	34-0244000

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of Principal Executive Offices)	(Zip Code)

P.O. Box 537012, Sacramento, California	95853-7012

(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code (916) 355-4000

Item 5. Other Events

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is the text of the registrant’s press release which was issued on May 6, 2004.

Exhibit 99.1 is a GenCorp Inc. press release dated May 6, 2004, in which GenCorp announced that Gregory Kellam Scott, Senior Vice President, Law; General Counsel and Secretary has resigned due to personal reasons related to family.

Item 7. Exhibits

99.1	GenCorp Inc.’s press release dated May 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENCORP INC.

By:	/s/ Mark A. Whitney

	Name:	Mark A. Whitney
	Title:	Vice President, Law; Deputy
General Counsel and Assistant Secretary

Dated: May 7, 2004